Consent of Independent Accountants



As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 30, 2001, and March 19, 1999, included in United Pan-Europe Communication's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.
                                        /s/ Arthur Andersen

                                       Arthur Andersen

Amstelveen, The Netherlands
April 9, 2001